UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 16, 2008

InterDigital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11152	23-1882087
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

781 Third Avenue, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-878-7800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Nokia and Samsung USITC Litigation Update.

On April 17, 2008, InterDigital Communications, LLC and InterDigital Technology Corporation ("InterDigital") moved to separate the previously consolidated investigations in the United States International Trade Commission ("USITC") against Samsung Electronics Co. Ltd and certain of its affiliates ("Samsung") and Nokia Corporation and Nokia, Inc. ("Nokia"). The Samsung investigation (Investigation No. 337-TA-601 or the "601 Investigation") was consolidated with Nokia’s investigation (Investigation No. 337-TA-613 or the "613 Investigation") at the request of Nokia and Samsung, so that InterDigital’s infringement claims against Samsung and Nokia would proceed together in the consolidated 613 Investigation. Both Samsung and Nokia opposed InterDigital’s motion to separate.

InterDigital filed the motion to separate as a result of an order by the United States District Court for the Southern District of New York ("SDNY Court") on March 20, 2008. That order preliminarily enjoined InterDigital from proceeding against Nokia in the consolidated 613 Investigation pending arbitration of Nokia’s alleged entitlement to a license under the patents asserted against Nokia in the 613 Investigation, and also required InterDigital to file a motion to stay the 613 Investigation with respect to Nokia. On April 14, 2008, the Administrative Law Judge in the 613 Investigation ordered that the date for the commencement of the evidentiary hearing, originally scheduled for April 21, 2008, be suspended until further notice.

On May 16, 2008, the Administrative Law Judge issued an order finding no reason to further delay the investigation against Samsung, and directing that the investigations against Samsung and Nokia be separated and that the 601 Investigation against Samsung proceed with an evidentiary hearing scheduled for July 8, 9, 10, 11 and 14 (if necessary). The Administrative Law Judge has not yet issued any order regarding the target dates or final determination deadlines in either the 601 or 613 Investigations, although InterDigital expects those dates to be re-set in light of the new procedural posture of the investigations.

The Administrative Law Judge further ordered that the 613 Investigation against Nokia be stayed until either: (a) an appellate court reverses the SDNY Court’s decision to issue a preliminary injunction, or (b) absent a reversal of the injunction, an arbitration panel rules that Nokia does not have a license to the asserted patents or a right to have the license issue decided by an arbitration panel.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InterDigital, Inc.

May 19, 2008	By:	Steven W. Sprecher

Name: Steven W. Sprecher
Title: General Counsel and Government Affairs Officer